                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of December 20, 1999 (the "Effective Date"), by and between GREGORY K. JONES ("Executive"), an individual, and uBID, INC. (the "Company"), a Delaware corporation with principal offices located at 8550 Bryn Mawr Avenue, Suite 200, Chicago, Illinois, 60631 (Executive and Company are collectively referred to herein as the "Parties").

          WHEREAS, Executive and Company entered into an employment agreement dated October 22, 1997 (the "1997 Employment Agreement"), pursuant to which Executive became employed as President and Chief Executive Officer of the Company, on the terms and conditions set forth therein;

          WHEREAS, Executive and the Company wish to supersede the 1997 Employment Agreement with this Agreement;

          WHEREAS, Executive was granted certain options to purchase 366,494 shares of Common Stock of the Company pursuant to the Informal Stock Option Plan (the "Original Stock Options");

          WHEREAS, Company desires to continue to employ Executive, and Executive desires to continue employment with the Company, on the terms contained herein;

          ACCORDINGLY, this Agreement is hereby entered into to provide for such continued employment.

          NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties consent and agree as follows:

          1.  Employment.  Company hereby employs Executive as its President,
              ----------
Chief Executive Officer and Chairman of the Board of Directors (the "Board"). During the Term of Employment (as hereinafter defined), Executive will have the title, status and duties of President, Chief Executive Officer, and Chairman of the Board, and will report directly to the Board.

          2.  Duties.  During the Term of Employment:
              ------
          (a) Executive shall be responsible for all business development and corporate functions of the Company, as well as such other duties as may be assigned to him from time to time by the Board and as are not inconsistent with

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

     the duties typically vested in a President, Chief Executive Officer, and Chairman of the Board of a corporation.

          (b) Executive will devote his full time and best efforts, talents, knowledge and experience to serving as the Company's President, Chief Executive Officer, and Chairman of the Board. Executive shall perform the foregoing duties in the Company's Chicago, Illinois location. Executive acknowledges that the duties to be performed by him under this Agreement are such that he may be required to travel in connection with the Company's business. Executive agrees to engage in any travel which the Board of Directors may deem necessary to the performance of his duties.

          (c) Except upon the prior written consent of the Board of Directors, during his employment with the Company, Executive shall not engage (in any capacity) in any other business, commercial, or professional activity (whether or not pursued for pecuniary advantage) that is competitive with the Company, that creates a conflict of interest between Executive and the Company or any partner, joint venturer, or affiliated entity of the Company, or that impairs or otherwise interferes with the Executive's performance of his duties under this Agreement. Executive may serve on the board of directors of no more than four other companies (or such greater number as the Company's board of directors shall approve in advance), subject to the foregoing limitations and again only with written approval of the Company's board of directors. Executive may participate in other activities such as the supervision of personal investments, speaking engagements, activities involving charitable, educational, and similar types of activities; provided that such activities do not, in the judgment of the board of directors, compete with the Company or conflict or otherwise interfere with the Company's business or the Executive's performance of his duties under this Agreement. The time involved in such activities shall not be treated as vacation time. Executive shall be entitled to keep any amounts paid to him in connection with such activities (e.g., director fees and honoraria).

          3.  Term of Employment.  The "Term of Employment," will commence on
              ------------------
the Effective Date, and will continue thereafter until three years from the Effective Date and will be automatically extended for subsequent one (1) day periods for each day of the Term of Employment that passes after the Effective Date, unless sooner terminated by either Party in accordance with the provisions of this Agreement. The intent of the foregoing provision is that this Agreement becomes "evergreen" on the Effective Date so that on each passing day after the Effective Date the Term of Employment automatically extends to a full three-year period.

          4.  Compensation and Benefits. During the Term of Employment, Company
              -------------------------
shall provide to Executive, and Executive shall accept from Company, as full compensation for Executive's services hereunder, compensation and benefits as follows:

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          (a) Base Salary. Commencing on February 1, 2000, and throughout the
              -----------
     Term of Employment, Executive shall be paid an annual base salary ("Base Salary") of Two Hundred Fifty Thousand Dollars ($250,000). The Board, or such committee of the Board as is responsible for setting the compensation of senior executive officers, shall review Executive's performance and Base Salary annually in January of each year, and determine whether to adjust Executive's Base Salary on a prospective basis. The Company will provide the first review in or around January 2001. Such adjusted annual salary then shall become Executive's "Base Salary" for purposes of this Agreement. Executive's annual Base Salary shall not be reduced after any increase, without Executive's consent. The Company shall pay Executive's Base Salary according to payroll practices in effect for the Company's other senior executive officers.

          (b) Bonus and Incentive Compensation; Perquisites. Executive shall be
              ---------------------------------------------
     eligible to participate in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers, including, but not limited to, the uBid, Inc. 1998 Stock Incentive Plan (the "1998 Stock Plan"). Each year, Executive shall be eligible to receive a preestablished annual bonus, at a target amount equal to fifty percent (50%) of Executive's then current Base Salary, based on the attainment of objectives mutually agreeable to Executive and the Board. The Company will provide Executive with the same type and level of perquisites as it provides to other senior executive officers of the Company.

          (c) Employee Benefits. Executive will be eligible to participate on
              -----------------
     substantially the same basis as the Company's other senior executive officers in any employee or executive benefit plans offered by the Company including, without limitation, medical, dental, short-term and long-term disability, life insurance, pension, profit sharing and nonqualified deferred compensation arrangements. The Company reserves the right to modify, suspend or discontinue any and all of the plans, practices, policies and programs at any time without recourse by Executive, so long as Company takes such action generally with respect to other similarly situated senior executive officers.

          (d) Business Expenses. Company shall reimburse Executive for
              -----------------
     reasonable, ordinary, and necessary business or entertainment expenses, incurred in the performance of his duties hereunder, in accordance with Company's policies for senior executive officers and upon presentation of appropriate documentation, as the Company may from time to time require.

          (e) Vacation. Executive shall be entitled to paid vacation in accordance with the Company's vacation policy for senior executive officers, but in no event less than three (3) weeks vacation during each calendar year of the Term of Employment, and shall be entitled to holidays, sick days and personal days in accordance with the Company's policy for its employees generally. Unused vacation time shall be either paid upon request or, alternatively, carried over for a period not in excess of twelve (12) months.


          5.  Payments on Termination of Employment.
              -------------------------------------

          (a) Termination of Employment for any Reason.  The following payments
              ----------------------------------------
     will be made upon the termination of Executive's employment for any reason:

               (i) Earned but unpaid Base Salary through the date of termination;

               (ii) Any annual incentive plan bonus, or other form of incentive compensation, for which the performance measurement period has ended, but which is unpaid at the time of termination;

               (iii) Any accrued but unpaid vacation;

               (iv) Any amounts payable under any of the Company's executive benefit plans in accordance with the terms of those plans, except as may be required under Code Section 401(a)(13); and

               (v) Subject to the conditions and limitations imposed by Section 4(d) hereof, unreimbursed business expenses reasonably incurred by Executive in connection with his duties on behalf of the Company.

          (b) Voluntary Termination of Employment for Other Than Good Reason.
              --------------------------------------------------------------
     In addition to the amounts determined under (a) above, if Executive voluntarily terminates employment for other than Good Reason, then in addition to the amounts determined under (a) above, Executive shall be entitled to a pro rata portion of the target bonus under the Company's annual incentive plan for the year in which such termination occurs.

          (c) Termination of Employment for Death or Disability.  In addition to
              -------------------------------------------------
     the amounts determined under (a) above, if Executive's termination of employment occurs by reason of death or Disability, Executive (or his estate) will receive a pro rata portion of any bonus payable under the Company's annual incentive plan for the year in which such termination occurs determined based on the highest of (i) the actual annual bonus paid for the fiscal year immediately preceding such termination, (ii) the target bonus for the fiscal year in which such termination occurs, or (iii) the actual bonus attained for the fiscal year in which such termination occurs. For purposes of this Agreement, "Disability" means Executive's long-term disability as defined under the Company's long-term disability plan, or if Executive is not covered by a long-term disability plan sponsored by the Company, Executive's inability to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

          (d) Termination by the Company Without Cause, or Voluntary Termination
              ------------------------------------------------------------------
     by Executive for Good Reason.  If the Company terminates Executive's
     ----------------------------
     employment other than for Cause, or Executive voluntarily terminates his employment for Good Reason, in addition to the benefits payable under (a), the Company will pay the following amounts and provide the following benefits, subject to and conditioned upon Executive's execution of a general release of claims in a form to be provided and approved by the
     Company:

               (i) The Base Salary that the Company would have paid under the Agreement had Executive's employment continued to until the six month anniversary of his employment termination.

               (ii) The annual bonus that the Company would have paid under the Agreement had Executive's employment continued until the later of the six month anniversary of his employment termination, or the end of the Company's fiscal year in which Executive's employment terminated. For this purpose, annual bonus will be determined as the highest of (A) the actual bonus paid for the fiscal year immediately preceding such termination, (B) the target bonus for the fiscal year in which such termination occurs, or (C) the actual bonus attained for the fiscal year in which such termination occurs.

               (iii) Continued coverage under the Company's medical, dental, life, disability, pension, profit sharing and other executive benefit plans through the end of month containing the six month anniversary of Executive's employment termination, at the same cost to Executive as in effect on the date of Executive's termination. If the Company determines that Executive cannot participate in any benefit plan because he is not actively performing services for the Company, the Company may provide such benefits under an alternate arrangement, such as through the purchase of an individual insurance policy that provides similar benefits or, if applicable, through a nonqualified pension or profit sharing plan. To the extent that Executive's compensation is necessary for determining the amount of any such continued coverage or benefits, such compensation (Base Salary and annual bonus) through the end of the covered period shall be at the highest rate in effect during the 12-month period immediately preceding Executive's termination of employment.

               (iv) The period through the end of the six month anniversary of Executive's employment termination shall continue to count for purposes of determining Executive's age and service with the Company with respect to (A) eligibility, vesting, and the amount of benefits under the Company's executive benefit plans, and (B) the vesting of any outstanding stock options, restricted stock or other equity-based compensation awards.

               (v) Outplacement services, as elected by Executive (and with a firm elected by Executive), not to exceed $10,000 in total.

          (e) Good Reason.  For purposes of this Agreement, "Good Reason" shall
              -----------
     mean the occurrence of any of the following without Executive's written consent: (i) assigning duties to Executive that are inconsistent with those of the position of President, Chief Executive Officer, and Chairman of the Board, as those duties apply in similar companies in similar industries;
     (ii) requiring Executive to report to other than the Board; (iii) the failure of the Company to pay any portion of Executive's compensation within 10 days of the date such compensation is due; (iv) the Company requires Executive to relocate his principal business office to a location not within 25 miles of the Company's principal business office located in the Chicago, Illinois metropolitan area; or (v) the Company's failure to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to Executive after such discontinuance is not materially less than the aggregate value as of the Effective Date. For purposes of this paragraph, "Company" shall mean the Company and, following any successor or surviving corporation following a Change in Control or Corporate Transaction (as those terms are defined in the 1998 Stock Plan). Notwithstanding the foregoing definition, "Good Reason" shall not exist unless Executive provides the Company's Board of Directors with written notice of the alleged cause of the "Good Reason" and the Company fails to cure the cause of the Good Reason within thirty
     (30) days from the date of such notice.

          (f) Cause.  For purposes of this Agreement, "Cause" means Executive's:
              -----
     (i) continued and willful or grossly negligent failure to substantially perform his duties hereunder (other than any such failure in connection with death or disability); (ii) conviction of a felony or conduct involving moral turpitude or other criminal conduct materially adversely affecting the Company; or (iii) fraud, misappropriation, or embezzlement involving Company property; or (iv) commission of other intentional wrongful acts that materially impair the goodwill or business of the Company or that cause material damage to its property, goodwill or business. If the termination for Cause is pursuant to clause (i) of this paragraph (f), then prior to any such termination for Cause, the Board will give Executive thirty days (30) written notice and an opportunity to cure such conduct. For purposes of this paragraph, no act or failure to act on Executive's part will be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without a reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of the Company's counsel will be conclusively presumed to be done, or omitted to be done, in good faith and in the Company's best interests, in the absence of evidence indicating that such authority was provided by persons with a personal interest in the act, omission, or transaction.

          7.  Restrictive Covenants.
              ---------------------

         (a) Definitions. For purposes of this Agreement, the following terms
             -----------
     will be defined as follows:

               (i) The "Company's Business" will mean the business of business-to-consumer auctions conducted by the Company or any of its Related Entities as of the Effective Date.

               (ii) The term "Related Entities" will mean (i) any entity that the Company directly or indirectly controls, and (ii) any entity in which the Company has a significant equity interest.

          (b) Confidential Information.  Executive acknowledges that he has had
              ------------------------
     and will have access to confidential information (including, but not limited to, current and prospective confidential know-how, technology, trade secrets, customer lists, mailing lists, marketing plans, business plans and product information) concerning the business, customers, products, plans, finances, suppliers, and assets of the Company and its Related Entities that is not generally known outside the Company ("Confidential Information"). "Confidential Information" shall not include information that would otherwise constitute Confidential Information but that has become public other than through a breach of this Agreement or other improper means. Executive agrees that he shall not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Confidential Information, but instead shall keep all Confidential Information strictly and absolutely confidential except as required by law. Executive agrees that the obligations under this Section shall survive termination of his employment with the Company, for any reason and by either party. The preceding obligations of confidence and nondisclosure shall not apply to:

               (i) information in the possession of Executive prior to the disclosure thereof by the Company;

               (ii) information in the public domain, except information that becomes public through violation of the covenants set forth in this
          Section 7;

               (iii) information obtained from a third person not under an obligation of nondisclosure to the Company;

               (iv) information required by law or legal process to be disclosed, provided advance notice thereof is given to the Company; and

               (v) information disclosed with the Company's written approval.

          (c) Non-Competition.  Executive agrees that commencing on the
              ---------------
     Effective Date of this Agreement and continuing for a period of twelve (12) months following termination of his employment by either party for any reason (the "Non-Compete Period"), he shall not, without the prior written consent of the Board, participate or engage in, directly or indirectly (as an owner (except as a passive owner of not more than 5% of any class of publicly-traded securities, so long as Executive has no active participation in the business of such entity), partner, employee, officer, director, independent contractor, consultant, advisor, or in any other capacity calling for the rendition of services, advice, or acts of management, operation, or control), any business that competes or intends to compete with the Company's Business.

          (d) Non-Solicitation of Employees.  Executive agrees that, during the
              -----------------------------
     Non-Compete Period, he shall not directly or indirectly solicit any employee of the Company to leave such employment.

          (e) Non-Solicitation of Customers.  Executive agrees that during the
              -----------------------------
     Non-Compete Period, he shall not directly or indirectly solicit, in connection with any business or activity that is competitive with the Company's Business, any entity that is or becomes a customer of the Company or any of the Related Entities at or before the time of the termination of Executive's employment.

          (f) No Diversion of Business Opportunities and Prospects.  During the
              ----------------------------------------------------
     Non-Compete Period, Executive shall not directly or indirectly seek to divert or dissuade from continuing to do business with or entering into business with the Company or any of the Related Entities, any supplier, customer, or other person or entity that had a business relationship with the Company or with which Company was actively planning or pursuing a business relationship (and of which Executive had knowledge) at or before the time of termination of Executive's employment.

          (g) Irreparable Harm.  Executive acknowledges that (i) Executive's
              ----------------
     compliance with this Section is necessary to preserve and protect the proprietary rights, Confidential Information and the goodwill of the Company and the Related Entities, as going concerns; (ii) any failure by Executive to comply with the provisions of this Section will result in irreparable and continuing injury for which there will be no adequate remedy at law; and (iii) in the event that Executive should fail to comply with the terms and conditions of this Section, the Company shall be entitled, in addition to such other relief as may be proper, to equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) as may be necessary to cause Executive to comply with this Agreement, to restore to the Company its property, and to make the Company whole.

          8.  Intellectual Property.  During the Term of Employment, Executive
              ---------------------
will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly to the Company's Business, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement that may be patentable or copyrightable. Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by Executive in connection with the Company's Business, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. Executive agrees, that at the Company's request, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

          From time to time during and after the Term of Employment, Executive will be involved in other businesses. The Company agrees that Executive will not disclose to the Company any ideas, inventions and business plans developed
---
by him during such period which relate to such other businesses, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement that may be patentable or copyrightable. The Company agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by Executive in connection with the other businesses will be the sole and absolute property of Executive.

          9.  Modification.  No modification, amendment or waiver of this
              ------------
Agreement, nor consent to any departure from any of the terms or conditions hereof, shall be effective unless in writing and signed by the Parties hereto. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision.

          10.  Other Agreements.  This Agreement sets forth and constitutes the
               ----------------
entire agreement and understanding between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes and cancels all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including Executive's 1997 Employment Agreement. This instrument shall have no effect on Executive's Original Stock Options or on any stock options granted to Executive under the Company's 1998 Stock Incentive Plan, nor shall this instrument affect any rights and benefits afforded to Executive in his capacity as a stockholder under the Company's certificate of incorporation or by-laws.

          11.  Insurance and Indemnity.  For the period from the date hereof
               -----------------------
through at least the tenth anniversary of Executive's termination of employment from the Company, the Company agrees to maintain Executive as an insured party on all directors' and officers' insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals, and provide Executive with at least the same corporate indemnification as its officers.

          12.  Assignment; Successors.  Executive may not assign this Agreement
               ----------------------
at any time without the express written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company may not assign this Agreement without Executive's written consent, except that the Company's obligations under this Agreement shall be the binding legal obligations of any successor to the Company by sale, and in the event of any transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will use its best efforts to cause the transferee to assume the Company's obligations under this Agreement. If the transferee does not assume the Company's obligations under this Agreement, Executive shall have Good Reason to terminate employment. Upon Executive's death, this Agreement will inure to the benefit of Executive's heirs, legatees, and legal representatives of the Executive's estate.

          13.  Arbitration.
               -----------

          (a) Arbitrable Claims:   To the fullest extent permitted by law, all
              -----------------
disputes between Executive (and his successors and assigns) and the Company (and its parents, subsidiaries, affiliated entities, shareholders, directors, officers, agents, employees, successors, and assigns) relating in any manner whatsoever to the relationship between Executive and the Company, including, without limitation, all disputes arising under or relating to this Agreement ("Arbitrable Claims") shall be resolved by arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation.

          (b) Procedure:   Arbitration of Arbitrable Claims shall be in
              ---------
accordance with the then-existing and applicable rules of the American Arbitration Association ("AAA"), as augmented in this Agreement. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Notwithstanding the foregoing, either party may, at their option, seek provisional injunctive relief as may be necessary to preserve the efficacy of a pending or contemplated arbitration proceeding. All arbitration hearings under this Agreement shall be conducted in Chicago, Illinois. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims, including, without limitation, any right to trial by jury as to the making, existence, validity, or enforceability of the agreement to arbitrate contained within this Section.

          (c) Law Governing Arbitration Provision:   The foregoing arbitration
              -----------------------------------
provision shall be governed by, and shall be considered fully enforceable under, the provisions of the Federal Arbitration Act, which the parties hereby acknowledge and agree applies to arbitration provisions contained within employment agreements.

          14.  Notices.  All notices required to be given under the terms of the
               -------
Agreement, or that either of the Parties desires to give hereunder, shall be in writing and delivered personally, by overnight courier or by confirmed facsimile, or be sent by registered mail or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to Company:
          Attn:  Compensation Committee
          uBid Online Auction
          8550 West Bryn Mawr Avenue
          Suite 200
          Chicago, Illinois 60631-3203


          with a copy to:
          Robert Mattson, Esq.
          Morrison & Foerster LLP
          19900 MacArthur Boulevard
          Suite 1200
          Irvine, California 92612-2445


          If to Executive:
          Mr. Gregory K. Jones
          366 Bluff's Edge Drive
          Lake Forest, IL 60045

          with a copy to:
          Mark Heatwole, Esq.
          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL  60601

Any Party may change the address to which notice is to be sent to it or to him by notice in writing to the other Party as provided above.

          15.  Governing Law.  This Agreement shall be subject to and governed
               -------------
by the laws of the State of Illinois, without regard to the conflicts of laws principles thereof.

          16.  Severability.  If any provision(s) of this Agreement shall be
               ------------
found invalid or unenforceable, in whole or in part, then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

          17.  Counterpart Execution.  This Agreement may be executed in
               ---------------------
multiple counterparts, each of which shall be deemed an original.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

GREGORY K. JONES                          uBID, INC.

   /s/ Gregory K. Jones                   By: /s/ Thomas E. Werner
---------------------------                  ___________________________________

                                          Its: Chief Financial Officer
                                              __________________________________

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